                                 Exhibit (a)(8)

              FORM OF PRESENTATION MADE TO ELIGIBLE OPTION HOLDERS
                               ABOUT THE EXCHANGE

[LOGO] ANADIGCS
Measurably superior thinking


                                SPECIAL Employee
                             Communication Meeting
                          Stock Option Exchange Program
                                    May 2002


                                    [PHOTOS]

--------------------------------------------------------------------------------
NASDAQ Performance
--------------------------------------------------------------------------------


NASDAQ Composite: Down 66% since Peak in March 2000
--------------------------------------------------------------------------------

Performance since 1990

Oct 8, 1998
1,419

March 10, 2000
5,049

Sep 21, 2001
1,423

May 17, 2002
1,741




[LOGO] Thomas Weisel Partners
MERCHANT BANKING



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


--------------------------------------------------------------------------------
Agenda
--------------------------------------------------------------------------------


o        "6+1" Stock Option Exchange Program

o        Program Specifics

o        Procedures

o        Important Dates

o        Questions & Answers


                                                                [LOGO] ANADIGICS

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


--------------------------------------------------------------------------------
"6 + 1" Exchange Program
--------------------------------------------------------------------------------

                       We are pleased to announce that the
                     Board of Directors has approved the 6+1
                    Exchange program for ANADIGICS employees.

o Board of Directors and Corporate Executive Officers of the Company are excluded

o     How does a "6+1" Exchange Program work?

      -     Cancellation of options above a set price
      -     Wait 6 months and 1 day
      -     Grant new options at then current closing prices



                                                                [LOGO] ANADIGICS

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


--------------------------------------------------------------------------------
"6 + 1" Exchange Program
--------------------------------------------------------------------------------


o     Why do this?

      - Stock options are a key element of total compensation, especially in our highly competitive technology sector

      - Many of our outstanding options have exercise prices significantly higher than the current market price of our common stock

      - In order for our stock option program to serve as an effective incentive for employee retention, the options must provide an opportunity to realize value within a reasonable time period



                                                                [LOGO] ANADIGICS

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


--------------------------------------------------------------------------------
The ANADIGICS "6+1"
Stock Option Exchange Program
--------------------------------------------------------------------------------


      o     Offer to exchange options greater than $21.00 opens 20 May 2002

      o All outstanding options with an exercise price greater than $21.00 per share are eligible for exchange

      o Options may be exchanged one-for-one for new options to be issued on or about 20 December 2002

      o     During the cancellation period all options exchanged cease to exist




                                                                [LOGO] ANADIGICS

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


--------------------------------------------------------------------------------
The ANADIGICS "6+1"
Stock Option Exchange Program
--------------------------------------------------------------------------------


      o The Exchange Rate: One for one: Each new option will be exercisable for the number of stock options (one for one) that you have agreed to cancel, adjusted by any stock splits, stock dividends and similar events

      o Vesting: The new options will fully vest one year after the grant date

      o Option Term: The new options will have a term that expires ten years after the grant date (in the absence of an earlier termination)



                                                                [LOGO] ANADIGICS

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


--------------------------------------------------------------------------------
The ANADIGICS "6+1"
Stock Option Exchange Program
--------------------------------------------------------------------------------


      o Options Not Exchanged: Options not submitted for exchange are not affected and no change will be made to your current options not submitted.

      o Recommendations: The Company makes no recommendation as to whether you should tender or refrain from tendering your options for exchange

      o Decision: This is a personal investment decision and must be made by you!



                                                                [LOGO] ANADIGICS

--------------------------------------------------------------------------------
The Eligibility Requirements:
--------------------------------------------------------------------------------


      o To receive a grant of new options under this plan, you must be an employee of ANADIGICS or its subsidiaries from the date you return your options through the date we grant the new options (the later of December 20, 2002 or the first business day which is at least 6 months and a day following the date we cancel the options accepted for exchange)

      o If you should leave the employment of the Company for any reason (voluntary or involuntary) before the date we grant the new options, you will forfeit your new options



                                                                [LOGO] ANADIGICS

--------------------------------------------------------------------------------
New Options
--------------------------------------------------------------------------------


      o The new options will be granted on the later of December 20, 2002 or the first business day which is at least six months and one day after the date we cancel the options accepted for exchange

      o The new options will have an exercise price equal to the closing sale price of one share of our common stock on the NASDAQ on the new (6month + 1 day) grant date


                                                                [LOGO] ANADIGICS

--------------------------------------------------------------------------------
Risks: You will not receive any new options if during the 6 Months Cancellation
Period .......
--------------------------------------------------------------------------------


      o You voluntarily decide to leave employment with ANADIGICS during the cancellation period.

      o Your employment is terminated during the cancellation period with or without cause

      o Your employment is terminated during the cancellation period due to death or permanent disability

      o     You retire during the cancellation period

      o ANADIGICS or your business/functional unit goes through a change of Control.

      o     ANADIGICS ceases doing business during the cancellation period



                                                                [LOGO] ANADIGICS


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


--------------------------------------------------------------------------------
Where Do I Go With Questions?
--------------------------------------------------------------------------------


      o     The Stock Option Exchange Hotline:

                                 (908) 791-6060
                                       Or
                                 Extension 6060

      o     E-mail at:

                        stockoptionexchange@anadigics.com
                                       OR
                          Outlook: stockoptionexchange



                                                                [LOGO] ANADIGICS

--------------------------------------------------------------------------------
Procedures
--------------------------------------------------------------------------------


      o Complete the "Letter of Transmittal" by initialing on the attachment which options you are canceling, sign the letter and send to:

                                 ANADIGICS, Inc.
                           Attn: Stock Option Exchange
                               141 Mt. Bethel Road
                                Warren, NJ 07059

      o The "Letter of Transmittal" must be RECEIVED by 18 June 2002 (documents may be hand delivered to Julie Ciccarone in Human Resources, Bldg 141)


                                                                [LOGO] ANADIGICS

--------------------------------------------------------------------------------
Example
--------------------------------------------------------------------------------


Personnel Option Status       ANADIGICS, INC.                         Page 1
                              ID: 22-2582106                File: Optstmt
                              141 Mt. Bethel Road           Date: 05/20/2002
                              Warren, N.J. 07059            Time: 2:22:29 PM



AS OF 05/20/2002


Jane Doe                      ID: XXX
123 Main St.
Warren, NJ 07059


====================================================================================================================================
         Option
Number   Date        Plan    Type    Granted   Price        Exercised    Vested    Cancelled   Unvested   Outstanding    Exercisable
------------------------------------------------------------------------------------------------------------------------------------

002237   09/01/1999  99      NQ        3,000    $25.3800      0          2,250       750         0         2,250          2,250

002365   12/09/1999  OOE     NQ        3,150    $34.3300-JD   0          2,100     1,050         0         2,100          2,100

003630   12/19/2000  OIE     NQ        6,300    $15.5625      0          2,100     4,200         0         2,100          2,100
                                     -------                -----       ------    ------       -----      ------         ------
                                      12,450                  0          6,450     6,000         0         6,450          6,450

====================================================================================================================================
Information Currently on File
------------------------------------------------------------------------------------------------------------------------------------

Tax                 Rate %    Option SDS Broker                           Registration                   Alternate Address
------------------------------------------------------------------------------------------------------------------------------------
Federal             27.500    E*Trade Securities, Inc.
Medicare             1.450    Attn: Operations Department
Social Security      6.200    DTC #0385
NJ-State             3.000    10951 White Rock Road
                              Rancho Cordova, CA 95670





                                                                [LOGO] ANADIGICS

--------------------------------------------------------------------------------
Important Dates
--------------------------------------------------------------------------------


      o     20 May 2002: Stock Option Exchange Program Announced

      o     23 - 30 May 2002: Special Employee Communication Meetings

      o     18 June 2002: Deadline for RECEIPT of Letter of Transmittal (5:00PM
            EST)

      o     20 December 2002: Target date for issuance of new options




                                                                [LOGO] ANADIGICS

--------------------------------------------------------------------------------
Questions & Answers
--------------------------------------------------------------------------------




PICTURE


                                                                [LOGO] ANADIGICS